CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for Limited-Term Government Fund in the John Hancock Income Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Limited-Term Government Fund Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 48 to the Registration Statement (Form N-1A, No. 2-29503) dated October 1, 1997.

We also consent to the incorporation by reference therein of our report dated July 11, 1997, with respect to the financial statements and financial highlights for the John Hancock Limited-Term Government Fund.



                                                     /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 1997